EXHIBIT 15
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-223678, 333-219440, 333-237186, 333-285085 and 333-289164) on Form S-8 and the registration statement (Nos. 333-288448, 333-288448-01, 333-288448-02, 333-288448-03, 333-288448-04 and 333-288448-05) on Form F-3 of our report dated February 11, 2026, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

London, United Kingdom
February 13, 2026